Exhibit 99.1
                                  ------------

For Release:  Immediate


        Category 5 Technologies and Netgateway Terminate Merger Agreement


Salt Lake City and Orem, Utah (January 15, 2002)/PRNewswire - Category 5 Technologies, Inc. (OTCBB: CFVT) and Netgateway, Inc. (OTCBB: NGWY) today announced the termination, by mutual agreement, of the merger agreement they signed on October 23, 2001.

Pursuant to the terms of the Termination and Release Agreement executed by the parties on January 14, 2002, Category 5 and Netgateway terminated merger discussions and abandoned Category 5's acquisition of Netgateway. Category 5 said it would withdraw the Form S-4 Registration Statement currently pending before Securities and Exchange Commission.

In connection with the termination and abandonment of the merger, William C. Gibbs, Chief Executive Officer of Category 5 and Donald Danks, Chief Executive Officer of Netgateway, stated that "after additional evaluation of the necessary integration and other issues associated with the merger of Netgateway with Category 5, we felt that the merger at the present time would not be in the best interests of either company."

About Category 5 Technologies
-----------------------------
Category 5 Technologies is a leader in using technology to make small and medium-sized businesses more efficient in their marketing and profitable in their operations. Category 5 provides marketing tools and commerce enabling technology services to small and medium-sized businesses in the United States and internationally. From e-commerce platforms, web sites, shopping carts, merchant accounts and payment plug-ins, to communications and promotion tools, Category 5 enables both brick and mortar as well as Internet businesses to operate more efficiently and profitably, and to gain and retain new customers. Category 5 continues to seek synergistic companies, technologies and platforms for acquisition.

About Netgateway
----------------
Netgateway is a leading technology and training company delivering eServices to small businesses and entrepreneurs. Netgateway provides eServices and training to over 100,000 customers annually. Netgateway enables companies of all sizes to extend their business to the Internet quickly, effectively -- with minimal investment. Netgateway develops, hosts, licenses, and supports a wide range of Internet applications. Netgateway (www.netgateway.com) is located at 754 Technology Ave., Orem, UT 84097.
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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Category 5 and Netgateway are based on current expectations that are subject to risk and uncertainties. It is important to note that actual results could differ materially from such forward-looking statements. These include statements include that the merger at the present time would not be in the best interests of either company. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, such as the risk factors listed from time to time in Category 5's SEC reports, including but not limited to the transition report on Form 10-KSB/T for the transition period from January 1, 2001 to June 30, 2001 and Netgateway's SEC reports, including but not limited to its annual report on form 10-K for the year ended June 30, 2001.


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Contacts:
Mitchell C. Edwards                         Donald Danks
President, Financial Officer.               Chairman and Chief Executive Officer
and Chief Accounting Officer                Netgateway, Inc.
Category 5 Technologies, Inc.               754 East Technology Avenue
4505 South Wasatch Boulevard, Suite 370     Orem, Utah 84097
Salt Lake City, Utah 84101                  801-227-0004
801-424-2999                                ddanks@netgateway.com
medwards@c5technologies.com



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